UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 16, 2020 (November 16, 2020)
____________________
COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices) (Zip Code)
(732) 870-4000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	NASDAQ
Preferred Stock Purchase Rights		NASDAQ

Item 1.01 Entry into Material Definitive Agreement.
On November 16, 2020, Commvault Systems, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of April 3, 2020, by and between the Company and Computershare Trust Company, N.A., as rights agent.
The Amendment revises the definition of “Acquiring Person” in the Rights Agreement to provide that Starboard Value LP and certain affiliates thereof (collectively, “Starboard”) will not be deemed to be an Acquiring Person so long as Starboard does not beneficially own 15% or more of the outstanding shares of the Company’s common stock then outstanding.
As disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 6, 2020, on April 3, 2020 the Company and Starboard entered into an agreement regarding the composition of the Company’s board and certain other related matters (the “Starboard Agreement”).
The foregoing is a summary of the terms of the Amendment and Starboard Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Starboard Agreement. A copy of the Amendment is attached as Exhibit 4.1 and is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 3.03.

Item 9.01     Financial Statements and Exhibits
(d)     Exhibits.

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of November 16, 2020, between Commvault Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2020

    COMMVAULT SYSTEMS, INC.

    By: /s/ Warren H. Mondschein
        Name: Warren H. Mondschein
        Title: VP, General Counsel and Secretary